UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

SATELLITE SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 880263, San Diego, California	92168-0263
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 977-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this report contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products, competition, anticipated exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. While we believe that such statements are reasonable based on the information currently available to us, given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our annual, quarterly and current reports. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those discussed in the "Risk Factors" section of this report could also adversely affect us.

Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars, or US$. References to "Korea (South) Won" or "KRW" are to the Korean won. According to Xe.com as of January 3, 2008, US$1 = 936.738 KRW.

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed by Satellite Security Corporation, a Nevada corporation ("we," "our," "us," "Satellite" or the "Company"), in connection with a transaction in which we acquired all of the issued and outstanding capital stock (the "AIMMS Shares") of AIMMS Co., Ltd., a Korean corporation ("AIMMS"), from AIMMS stockholders (collectively, the "Sellers").  The acquisition of the AIMMS Shares occurred on December 31, 2007, through a share exchange (the "Share Exchange") in which we issued an aggregate of 50,000,000 shares (the "SLTS Shares") of our common stock to the Sellers in exchange for the AIMMS Shares pursuant to the terms of the Share Exchange Agreement dated November 27, 2007 (the "ExchangeAgreement").  The SLTS Shares issued to the Sellers represented 96% of our shares of common stock immediately outstanding following the Share Exchange and the Sellers became our controlling stockholders.  AIMMS is now our wholly owned subsidiary.  As a result of the Share Exchange, we acquired all of the operations of AIMMS.

The acquisition was accounted for as a recapitalization effected by a share exchange, wherein AIMMS is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As discussed in more detail in Item 5.06 of this report, as a result of the Share Exchange, we ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on December 31, 2007, we acquired AIMMS in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like we were immediately before the Share Exchange disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined enterprises after the acquisition of AIMMS, except that information relating to periods prior to the date of the Share Exchange only relates to AIMMS unless the context suggests otherwise.

In this report, we rely on and refer to information and statistics regarding the mobile marketing solutions industry and other related industries that we have obtained from a variety of sources. This information is publicly available for free and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of this information.

Description of Business

Our History

Before we acquired AIMMS, and since March 7, 2007, we did not have any ongoing business operations or any revenue sources.  Until operations ceased in March 2007, we had been engaged in the business of providing satellite-based asset tracking solutions and services, through the operations of our formerly wholly owned subsidiary Satellite Security Systems, Inc. ("S3"). On March 7, 2007, S3 lacked sufficient working capital to continue to fund its operations in the ordinary course of business, and all of its employees were released.  S3, which was our sole source of operations and revenue, effectively ceased operations at that time.

After S3 ceased operations, we evaluated options for the sale or other disposition of our assets, and also evaluated options for obtaining additional financing or acquiring or merging with another operating company.  The holders (the "Noteholders") of our secured convertible promissory notes in the amount of, in the aggregate, $3.3 million (the "Notes"), informed us that they intended to exercise their remedies under, among other sources of authority, the California Uniform Commercial Code, pursuant to which they may accept collateral in satisfaction of the obligations secured by such collateral.  Given our unsuccessful attempts to obtain additional financing or to find a strategic transaction that would permit us to begin operations, we and S3 agreed to consent to the Noteholders exercise of their remedies under the California Uniform Commercial Code and the foreclosure upon substantially all of our assets, including the shares of stock we hold in our subsidiaries.  Accordingly, on June 29, 2007, we entered into an agreement (the "Noteholders Agreement") with the Noteholders pursuant to which we agreed to consent to the Noteholders foreclosure on, and to transfer to the Noteholders, substantially all of our assets including the stock of our subsidiary entities.  In exchange, the Noteholders agreed to, among other things, convert all outstanding amounts due and all obligations under the Notes into an aggregate of 2,000,000 shares of our common stock, waive all breaches, defaults, penalties, accrued and unpaid interest, charges, fees and costs, and cancel all outstanding warrants issued to the Noteholders in connection with the Notes.  The transactions contemplated under the Noteholders Agreement were consummated on September 14, 2007.

AIMMS

This section discusses the business of AIMMS which we have acquired, though the business will continue to be operated through AIMMS as our wholly-owned subsidiary.

History and Overview

AIMMS was founded in 1998 as Korea Data Base & Consulting Co., Ltd. but conducted minimal operations until February 2007.  At that time, the Articles of Incorporation were amended and the name of the Company was changed to AIMMS Co., Ltd.  The Company then began its current business of providing mobile marketing solutions in Korea.  Since the Company has had minimal operations since its’ founding in 1998, accordingly the financial statements accompanying this report have been prepared with the Company reporting as a development stage enterprise.

AIMMS develops proprietary, interactive applications and services for the mobile telephone industry that generate transaction based revenue and aggregate end user data. Specifically, AIMMS provides mobile membership marketing services, customized data base services, data indexed services and online marketing and promotional services to its customers which include Asian and multinational brands such as LGT, Citibank, HSBC Banking Group, AMEX, Shinhan Life, Kukmin Card, LG Card, Pizza Hut, 2ASP, Life Cord, HanilWorld and Hyundai Qsis.  Typically our clients make use of our services and solutions to conceptualize and execute opt-in marketing campaigns and activities which in turn enhance customer loyalty and drive revenue.

AIMMS currently operates in Korea.  Mobile marketing solutions have become effective, time-saving, and competitive methods for promoting specific services and products of companies operating in Korea.  Korea has one of the highest penetration rates of mobile phone and Internet usage in the world with approximately 85% of the population owning a mobile phone.  There are currently 43 million mobile phone subscribers in Korea and approximately 38 million Internet connections. Korea is considered one of the most technologically advanced countries in the world and a pioneer in new generation technologies.

We believe that the market for interactive mobile marketing solutions, like the ones AIMMS offers, will undergo rapid growth in the foreseeable future. Market research firm, eMarketer, forecasts that mobile advertising will grow to become a $13.8 billion market by 2011, up from $1.5 billion in 2007.  Markets for user generated content are also expected to undergo significant growth because of the impact of opt in social networking sites such as MySpace and Facebook. We believe that these social networking applications will, in time, migrate to mobile phones, which may lead to a significant increase in advertising opportunities.

Our business relies on two key customer relationships.  We contract with retailers that desire to promote their products and services to end users.  Part of the competitive landscape where AIMMS has core competence is in the area of mobile phone based customer relationship management, or CRM, and loyalty programs. Brand owners worldwide are continually searching for innovative and cost effective ways to leverage their brand and to generate data about their customers. Traditionally, loyalty programs have been launched on the back of discount based value propositions, but this is generally not sustainable for a variety of reasons, primarily because discounting erodes brand equity. Mobile phones offer brand owners the means to build and maintain an interactive relationship with their customers in a measurable and effective manner. In this regard, AIMMS has developed and owns the U-Membership Program which is designed to provide a platform for customers to interact with brands.  We anticipate that the U-Membership Program will in time be a significant interactive mobile database in Korea.

In addition, we contract with mobile telephone network operators who provide the infrastructure for our advertising campaigns.  Our interactive marketing solutions allow mobile phone network operators to increase services and generate additional revenue over their network infrastructure.  We believe, based on our negotiations with network operators that, investment by the mobile phone network operators in so called third generation licenses has generally not resulted in commercial success because of the slow uptake in content rich data products and services.  Consequently we expect there to be a proliferation of new services offered by the mobile phone networks in the future.  We believe that all of these factors will contribute to AIMMS' growth in the foreseeable future.

AIMMS has 30 full time employees and consultants and is based on the 4th Floor, Kumkang B/D, 681, Yeoksamdong, Kangam Gu, Seoul, Korea.

Marketing Strategy

AIMMS is currently focusing on marketing its integrated mobile U-Membership Program by providing short message services, or SMS, to franchise companies on a national basis. AIMMS is currently working with a national franchise association in Korea to market AIMMS’ mobile marketing services and solutions to its 12,000 members, which represent approximately 2,500,000 retail outlets in Korea.

We are introducing our services in a three phase roll out strategy.  The first phase of the roll out is begin promotional activities in order to secure opt in membership profiles from end users that we hope will generate and manage a significant amount of customer profile date.

In the second phase of the roll out looking to use the collected profile data to offer tailored promotional opportunities to advertisers.  During this phase, we expect that demographic and purchase behavioral information will be provided to clients on a targeted basis. We anticipate that revenue will be generated through fees in respect of data which is made available to customers from the AIMMS consumer databases and from service fees in respect of marketing campaigns carried out for and on behalf of clients.

The third phase of the AIMMS roll out will be to provide consumer index services to potential clients needing customer purchase behavioral patterns and trends. As customer database information increases in volume, their purchase information becomes a valuable asset to AIMMS and we expect to be able to offer an omnibus consumer index to clients needing consumer information. Retail index services are currently provided by major research companies such as AC Nielsen and TNS.  We intend to differentiate from these competitive services through easier access to consumer indexes. We believe that the database index business will maximize the profit level to AIMMS as the data can be offered to multiple clients in diverse industries.

We expect to fine tune and continuously upgrade the database information generated through the relationship and marketing alliances with mobile phone network operators to increase the quality of customer data and to provide value-added service to AIMMS retailing customers. We believe that acquiring such high quality data will give AIMMS significant advantages to offer customized database services and consequently offer customer data index services.

Principal Products and Services

AIMMS primary products and services consist of Integrated Mobile Membership Services, Customized-Need Database Service and Data Index Service.

Integrated Mobile Membership Services (IMMS).  This service is divided into the following categories:

General Target SMS/MMS (GTS).  Under this service AIMMS sends SMS or multimedia messaging service, or MMS, to the primary target via network operators, after screening gender/age/residential area. For instance if a franchisee sends a discount or gift coupon to message recipients as part of a launch initiative in a given area, based on selected qualifications, this could be defined as part of the GTS offering. This type of marketing activity will continue to grow as brand owners migrate certain of their advertising budgets to mobile and digital media. The GTS service is volume dependant and price sensitive. High volumes enable AIMMS to obtain better prices from the networks and management is therefore focused on driving volume in this market segment.

Specified Target SMS/MMS (STS).  Once the recipient of the discount or gift coupon visits a store, then he or she is required to subscribe to the AIMMS U-Membership Program through their mobile phone.  At that point the customer can receive the discount or gift that was offered to them. The transaction information retrieved from the customer's mobile phone through the store's point-of-sale, or POS, system is transmitted to the AIMMS server, which AIMMS can then analyze for future target segmentation.

Automatic Target SMS/MMS (ATS).  ATS is a targeted messaging service provided to consumers based on predetermined rules. For instance, a client subscribing to the AIMMS U-Membership Program or a company with a million customer database can set up rules to send out SMS messages to specific clients on predefined occasions providing benefits when visiting the client's stores. Such services are managed through strategic sessions involving AIMMS CRM experts and the client's marketing personnel.

Co-op Target SMS/MMS(CTS). In many instances, clients have built up data about their customers over a period of time, but they have been unable to leverage this data because of either a lack of strategic intent or a lack of infrastructure. AIMMS is able to offer an outsourced service to clients on a joint venture basis. By utilizing databases owned by third parties, SMS services can be implemented for a client. The profit-sharing of commissions is agreed to by AIMMS and the clients.

Customized-Need Database Service.  Customer database information accumulated in the AIMMS server through U-membership subscription generates customer profiles, contact and transaction information. We believe that these customer databases are a powerful marketing tool when compared to other customer profile information that is currently available in the market place.  With the AIMMS generated and managed customer database information, we believe clients will be able to maximize the communication level with desired target customer segments and implement marketing promotions.

Data Index Service.  We intend to develop high quality customer databases and use those to establish customer Data Index Service for companies wanting to track customer purchase behavior on a continuous basis.  Retailers that run their own loyalty programs gather information only for their locations or a retail index of consumer purchasing.  We believe our Data Index Service will be unique because the profiling will be based on consumer transaction data generated from a variety of retailers through actual consumer purchase data which is recorded through POS systems is then transmitted to the AIMMS server. Because the data is based on actual consumer transactions, it is not easily susceptible to manipulation. We anticipate that this service will provide more valuable information to retailers and differentiate AIMMS from its competitors.

Markets for AIMMS' Products and Services

The various products and services offered by AIMMS are targeted to different industry segments and different end users. For example AIMMS requires relationships with brand owners in order to leverage their advertising spending, as well as the mobile phone networks in order to access their infrastructure and to obtain the most competitive pricing. AIMMS also establishes and maintains relationships with end user consumers in the form of the U-Membership Program. On an individual product category basis, the target market for the AIMMS service is franchise companies with more than 50 franchisees.  The target market for the customized data base service are companies needing high quality standard customer data base, such as insurance companies, banks, and companies in the travel and leisure sectors.  Finally, the target market for the data index service is all industries who offer products to individual consumers.

Intellectual Property

We regard the protection of our trade secrets, patents, patent applications, copyrights and trademarks as critical to our success. We rely on a combination of statute, common law and contractual restrictions to establish and protect our proprietary rights and developed intellectual property in our product and service offerings. AIMMS has filed several patent applications covering features of the AIMMS' product offering. We have entered into proprietary information and invention assignment agreements with our employees, contractors and consultants, and nondisclosure agreements with customers, partners and third parties to whom we disclose confidential and proprietary information. Despite our efforts in this regard, former employees or third parties may infringe or misappropriate our proprietary rights that could harm our business. The validity, enforceability and scope of protection of our intellectual property can be tested and in some areas is still evolving.

AIMMS currently has the following patent rights, utility models, and patent applications:

Type	Title	Registration No.	Date
Patent Application	CRM Database structuring by use of E-money service	10-2001-0055538	2001.09.10
Patent Rights	Lottery Issuance by use of Credit card reader and sales slip	Patent. 10-0386332	2003.05.21
Patent Application	Lottery number selector for credit card sales slip lottery event	10-2002-0007441	2002.02.08
Patent Rights	Compensation system for e-lottery among purchase qualifying specific conditions	Patent. 10-0447625	2004.08.30
Patent Application	Information transmission method/system through network	10-2002-0008386	2002.02.18
Patent Application	Providing gift certificate to purchaser of credit card transaction	10-2002-0013486	2002.03.13
PCT Application	Input device and revitalization of e-lottery based on credit card purchases	PCT/KR02/00722	2002.04.19
Utility Model	Hidden image window Card	20-0293412	2002.07.19
Utility Model	Envelop with decoder in transparent window	20-0299925	2002.10.16
Utility Model	Ad leaflet with multiple imbedded decoder	20-0372922	2003.11.11
Int'l Patent	System for lottery issuing on the sales slip through credit card terminal	10/500.547
Int'l Patent	System for lottery issuing on the sales slip through credit card terminal	2826754
Patent Application	CRM system/structuring through integrated membership	10-2007-70548	2007.07.13

Customers

AIMMS provides its services to the mobile phone networks, brand owners and end user consumers. The mobile phone networks make use of the AIMMS solutions to drive data usage and to enhance the overall service offering from the network to their end users. Part of the benefit to AIMMS from this relationship is the creation of consumer databases that AIMMS stores and manages.  We believe that the endorsement of the mobile phone networks is a major competitive advantage for AIMMS. AIMMS currently has contracts with SK Telecom and KTF, the two largest mobile phone network operators in Korea.

Brand owners also make extensive use of AIMMS' products and services because of the integrated nature of the AIMMS offering. A brand owner can use AIMMS for an end to end solution in the mobile marketing space. AIMMS provides consulting services where a brand owner can develop a strategic framework and also owns and operates the platform on which the mobile marketing solutions are delivered. Typically a brand owner would approach AIMMS to conceptualize and execute a marketing campaign which would generate data which is then stored and managed by AIMMS.  Our branded retail customers include Asian and multinational brands such as LGT, Citibank, HSBC Banking Group, AMEX, Shinhan Life, Kukmin Card, LG Card, Pizza Hut, 2ASP, Life Cord, HanilWorld and Hyundai Qsis.

Consumers make use of the AIMMS platform when they register in the U-Membership Program. U-Membership is a lifestyle oriented mobile phone social network where registered users can select on an opt-in basis which products and services they wish to subscribe for. The membership subscription allows AIMMS to market to that U-Member on an ongoing basis. Over time we intend to use the U-Membership Program to make targeted offers to U-Members of transaction based products and services developed by AIMMS.

Competition

The mobile marketing solutions industry is highly competitive and consists of both opportunities for growth as well as factors which are totally beyond the control of management such as the pace and effectiveness of  developments in mobile phone technology. The competitive landscape is varied and is influenced by the activities and actions of third parties such as mobile phone network operators, handset manufacturers, media companies, advertising agencies and brand owners.

The markets in which we operate are considered and are characterized by rapid technological change and shifting customer requirements. Technological developments such as the need for increasing bandwidth on which mobile phone networks and media companies can offer their services will have an impact on our business. We do however believe that the markets in which we operate will continue to receive significant capital expenditure from the various industry influencers and role players and that we will be able to leverage our activities off their need for growth.

Our ability to compete successfully will depend on internal and external variables, both within and outside of our control. To compete effectively, AIMMS will continue to seek to develop alliances with telecom operators, franchise associations, CRM associations, and index service companies in order to expand its client base, obtain and maintain market share and establish coalitions to create value-added service to customers.  We will also need to develop and launch new products in the timeframes within which the industry influencers adopt our products and services.

Currently, we do not believe that there is one single competitor in the Korean market that offers the same end-to-end solution as AIMMS provides. However, in certain market niches, there are competitors who are able to selectively offer products and services to the mobile phone networks and brand owners. We will continue to face significant competition in each of our market segments.  We believe we compete on the basis of the integrated nature of the AIMMS product offering. We believe that AIMMS is well positioned in that it offers an end-to-end solution to our customers who are able to obtain a total mobile marketing solution under one roof.  We believe that this is a competitive advantage in that brand owners do not want to risk their mission critical marketing activities with a myriad of suppliers.

Research and Development

AIMMS purchased computer equipment from a related party, and AIMMS’ major shareholder during September, 2007.  The purchase price of $799,340 was based on a third-party valuation obtained by AIMMS.  AIMMS issued 1,462,000 shares of its common stock (78.5% of total issued and outstanding stock) as payment for the computer equipment.

AIMMS purchased software from a related party, and AIMMS’ major shareholder during March, 2007. The software is proprietary and is used in the mobile membership marketing services, customized data base services, data indexed services and online marketing and promotional services to its customers.  The purchase price of $1,253,140 was based on a third-party valuation obtained by AIMMS.  AIMMS issued a note payable in the amount of $1,253,140 payable in five equal annual installments beginning in December, 2008.  The note bears interest at the rate of 5%.

AIMMS incurred research and development costs of $5,389 for the period from February 17, 2007 through September 30, 2007.

Employees

As of January 1, 2008, Satellite had no employees other than its chief executive officer. As of January 1, 2008, AIMMS had 30 full time employees and no part-time employees.  We consider our employee relationships and those of AIMMS to be satisfactory.

Description of Property

AIMMS currently leases space for its headquarters, a marketing center and an internet data center.  The headquarters is located at 5th Fl., Hanshin IT Tower, 235, Kuro 3 Dong, Kurogu, Seoul, Korea.  The marketing center is located at 4th Fl., Kumkang Bldg., 681, Yeoksam Dong, Kangnamgu, Seoul, Korea, and the internet data center is located at 4th Fl., IDC Bldg., 58-5, Euljiro 6Ka, Choongku, Seoul, Korea.

Each of our facilities is covered by insurance and we believe them to be suitable for their respective uses and adequate for our present needs. We believe that suitable additional or substitute space will be available to accommodate the foreseeable expansion of our operations.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Business Related Risks

Our limited operating history may not serve as an adequate basis to judge future prospects and results of operations.

AIMMS began its operations in the mobile marketing solutions industry in February 2007. Its limited operating history in this industry may not provide a meaningful basis on which to evaluate its business. Although AIMMS' revenues have grown rapidly since its inception, we cannot assure you that AIMMS will maintain such growth or that it will not incur net losses in the future. We expect that operating expenses will increase as AIMMS expands. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	maintain cutting edge proprietary technology;
•	expand product offerings and maintain the quality of products;
•	manage expanding operations;
•	obtain sufficient working capital to support expansion;
•	maintain adequate control of expenses;
•	implement product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;
•
anticipate and adapt to changing conditions in the industry in which we operate as well as the impact of any changes in government regulation, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

We may require additional capital in order to execute our business plan, and we have no current arrangements in place for any such financing.

If we are not successful in generating sufficient cash flow from operations to fund our operating expenses, we contemplate that we will secure capital from outside sources. However, we have no arrangements for additional capital in place at this time, and there can be no assurances regarding our ability to secure capital or the terms upon which any capital may be offered to us. Our ability to obtain financing will depend upon a number of factors, including our financial condition and results of operations, the condition of the economy, and conditions in relevant financial markets.  If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms, our financial position, competitive position, growth and profitability may be adversely affected.

We face labor, political and currency risks because AIMMS operates in Korea, and we may face other risks if we continue to expand our business internationally.

AIMMS operates in Korea, and as such, we face risks that U.S. companies may not face, including those arising from the current political tension between North and South Korea. While we have not faced any problems to date, in the future, as we continue to expand our business internationally, we may face:

•	regulatory limitations imposed by foreign governments,
•	price increases due to fluctuations in currency exchange rates,
•	political, military and terrorist risks,
•	disruptions caused by government agencies,
•	unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, and
•	potentially adverse tax consequences resulting from changes in tax laws.

We cannot assure you that one or more of the factors described above will not have a material adverse effect on our business, financial condition and results of operation.

If we are unable to successfully compete in our core market, our ability to retain our customers and attract new customers could decline as would our revenues.

Competition for the products AIMMS provides and services AIMMS offers is intense. Although we are not aware of any one company that directly competes with every one of the products and services that AIMMS offers, there are competitors for each of the products in various niches.  AIMMS is also competing in an emerging market and faces new competitors as the market develops. If existing customers and other consumers prefer the products and services offered by competitors over those offered by AIMMS we will not be able to generate or sustain sufficient revenues to develop our business.

We believe competition will increase as current competitors increase the sophistication of their offerings, as new participants enter the market and as the market continues to grow, becoming increasingly attractive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Any delay in the development or introduction of products or services or updates, would also allow additional time for our competitors to improve their service or product offerings, and for new competitors to develop messaging products and services for our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share, any of which could cause our business to suffer.

We may not be able to respond to the rapid technological change of the industry.

The mobile marketing solutions industry is characterized by rapid technological change, changes in user and customer requirements and preferences, and the emergence of new industry standards and practices that could render AIMMS' existing services, proprietary technology and systems obsolete. We must continually develop or introduce and improve the performance, features and reliability of AIMMS' services, particularly in response to competitive offerings. Our success depends, in part, on AIMMS' ability to develop new functionality, technology and services that address the increasingly sophisticated and varied needs of prospective customers. If AIMMS does not properly identify the feature preferences of prospective customers, or if it fails to deliver marketing solutions features that meet the standards of these customers, its ability to market its service successfully and to increase revenues could be impaired. The development of proprietary technology and necessary service enhancements entails significant technical and business risks and requires substantial expenditures and lead-time. AIMMS may not be able to keep pace with the latest technological developments. AIMMS may also be unable to use new technologies effectively or adapt services to customer requirements or emerging industry standards.

We may experience difficulty in attracting and retaining key personnel, which may negatively affect our ability to develop new products or services or retain and attract customers.

The loss of the services of key personnel may create a negative perception of our business and adversely affect our ability to achieve our business goals. Our success also depends on our ability to recruit, retain and motivate highly skilled sales and marketing, operational, technical and managerial personnel. Competition for these people is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to do so, we may be unable to develop new products or services or continue to provide a high level of customer service, which could result in the loss of customers and revenues. We do not have long-term employment agreements with any of our key personnel. In addition, we do not maintain key person life insurance on our employees and have no plans to do so. The loss of the services of one or more of our current key personnel could make it difficult to successfully implement our business objectives.

We rely on patents to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenue could be harmed.

We rely on patents to establish and protect our proprietary rights, which we view as critical to our success. The process of seeking patent protection can be lengthy and expensive and we cannot assure you that our patent applications will result in patents being issued, or that our existing or future issued patents will be sufficient to provide us with meaningful protection or commercial advantages. While we have secured some patents, we cannot assure you that those patents or any additional patents that we procure will be sufficient to provide meaningful protection from competition.

Despite the precautionary measures we take, unauthorized third parties may infringe or copy portions of our services or reverse engineer or obtain and use information that we regard as proprietary, which could harm our competitive position and market share.  We also cannot assure you that our current or potential competitors do not have, and will not obtain, patents that will prevent, limit or interfere with our ability to make, use or sell our products.

Further, our proprietary rights may not be adequately protected because:

•	laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies; and
•	policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of this unauthorized use.

In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Additionally, we cannot be certain that our products do not infringe issued patents that may relate to our products. In addition, because patent applications in the United States are not publicly disclosed at filing and in some cases until the patent is issued, applications may have been filed which relate to our products.

Because our principal assets are located outside of the United States and, except for Zirk Engelbrecht (who is a resident of the United States), all of our directors and all our officers reside outside of the United States, it may be difficult for you to use the United States Federal securities laws to enforce your rights against us and our officers and some directors in the United States or to enforce judgments of United States courts against us or them in the Korea.

All of our present officers and directors (other than Zirk Engelbrecht, who is a resident of the United States) reside outside of the United States. In addition, our operating subsidiary, AIMMS, is located in Korea and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or Korea and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in Korean courts. Further, it is unclear if extradition treaties now in effect between the United States and Korea would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

Risks Related to an Investment in our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

Our officers, directors and affiliates (which for this purpose are defined as beneficial holders of more than 10% of our outstanding common stock) beneficially own approximately 34.7% of our common stock. As a result, they are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. The interests of our directors, officers and affiliates may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

The sale of the shares of our common stock acquired in private placements could cause the price of our common stock to decline.

Under the terms of the Noteholders Agreement, the Notes converted into 2,000,000 shares of our common stock.  The holders of those shares may rely on the provisions of Rule 144 to effect sales and may resell the shares of our common stock acquired upon the conversion of the Notes.  Generally, we will not have any way of knowing whether or when such shares may be sold.  Depending upon market liquidity at the time, a sale of shares at any given time could cause the trading price of our common stock to decline.  The sale of a substantial number of shares of our common stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may issue additional shares of our capital stock, including through convertible debt securities, to finance future operations or complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Although we have no commitments as of the date of this report to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to finance future operations or complete a business combination.  The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of our current stockholders;
•
will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could also result in a change in management; and

•	may adversely affect prevailing market prices for our common stock.

We are unlikely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is traded on the OTCBB, which may be detrimental to investors.

Our shares of common stock are currently traded on the OTCBB.  Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)).  For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock.  Additionally, our common stock is subject to the SEC regulations for "penny stock."  Penny stock includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions.  The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock.  This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock.  The regulations also require that monthly statements be sent to holders of penny stock which disclose recent price information for the penny stock and information of the limited market for penny stocks.  These requirements adversely affect the market liquidity of our common stock.

Management's Discussion and Analysis or Plan of Operations

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this report.

Plan of Operations

AIMMS established its current business on February 17, 2007.  AIMMS funded its initial operations including working capital, capital equipment, software and related technology through financing transactions involving the issuance of debt and equity securities.  In March 2007, AIMMS purchased software from its major shareholder totaling $1,253,140 through the issuance of a note payable due in five equal annual installments beginning December 2008 payable at 5% interest.  As of September 30, 2007, interest accrued on the note payable totaled $36,736. In September 2007, AIMMS purchased computer hardware from its major shareholder totaling $799,340 in exchange for 1,462,000 shares of its common stock.

As of September 30, 2007, AIMMS had begun to generate cash flow from operations sufficient to meet its operating expenses.  Management intends to finance its operating activities through increase in revenues.  AIMMS has submitted several proposals which are currently being reviewed by potential customers. Initial indications are that these proposals have been well received.

Management believes that there are significant opportunities to cross sell the products and services offered by AIMMS into other markets and to sell new products and services into the Korean market. Management also believes that critical mass is a significant factor in the growth and sustainability of service providers in the mobile phone and Internet markets and clearly defined strategies to achieve critical mass and to reach installed user bases will be identified, developed and executed.  Finally, we will evaluate opportunities to consolidate and aggregate marketing activities and databases in the mobile phone and Internet markets, particularly by offering brand owners tangible and measureable channels to market.

We intend to aggressively manage our expenses and cover our monthly costs from operations on an ongoing basis.  As the scope of our activities expands, new personnel will be hired. Because the mobile phone and Internet markets are primarily service and not fixed asset based, people will play an increasingly important role in our operations. Nonetheless, we will endeavor to add operating expenses in conjunction with the growth of our business.  Based on the current budget forecasts, management believes that AIMMS will not require substantial outside funding in the near future. However, should prospective investment opportunities arise, they will be evaluated for their potential benefit to AIMMS business plan.

Off-Balance Sheet Arrangements

There are no off balance sheet funding arrangements in place, and management does not currently see the need for such arrangements in the foreseeable future.  Management is not aware of any contingent liabilities unless otherwise disclosed in the financial statements included with this report.

Security Ownership of Certain Beneficial Owners and Management

As of January 1, 2008, we had 52,222,034 shares of common stock outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of that date with respect to (i) our named executive officers and directors; (ii) our named executive officers and directors as a group; and (iii) all persons which we, pursuant to filings with the SEC and our stock transfer record by each person or group, know to own more than 5% of the outstanding shares of our common stock.  Under SEC rules, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.  Each stockholder, unless otherwise indicated, may be contacted at our corporate offices unless otherwise indicated in the footnotes below.  Unless otherwise stated in the table below, the address of each beneficial owner is Satellite Security Corporation, PO Box 880263, San Diego, California 92168-0263.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Officers and Directors
Zirk Engelbrecht, Director	1,030,000	2.0%

Sung Hwan Park, Director	2,000,000	3.8%
Jamwon 63-2 Shinbanpo Chunggu Apt. 101-506, Secho-gu, Seoul Korea

Young Jae Lee, Director and Joint Chief Executive Officer of AIMMS	3,900,000	7.5%
Lake Place 133-701 Jamsil-Dong 44, Songpa-Gu, Seoul, Korea

Kyung Hoon Ahn, Director and Joint Chief Executive Officer of AIMMS	2,200,000	4.2%
Yeoksam-Dong 685-19, Kangnam-gu, Seoul, Korea

Michael Levinsohn, Director and Chief Executive Officer	--	--
607 Ashwood Drive, Cedar Lake Estate, Fourways, Johannesburg, South Africa

All current directors and executive officers as a group (five person)	9,130,000	17.5%

5% Stockholders
Target Equity, LTD.	9,000,000	17.2%
24 Route des Acacias, 1227 Les Acacias, Geneva, Switzerland

Young Jae Lee	3,900,000	7.5%
Lake Place 133-701 Jamsil-Dong 44, Songpa-Gu, Seoul, Korea

Oh Jea Hyoung	3,066,000	5.9%
Chorok Apt. 101-604, Hwagok 3-dong 1139, Kangseo-Gu, Seoul, Korea

Jeon Seong Yong	2,982,000	5.7%
Daelim Apt 2-507, Jamwon-dong, Seocho-gu, Seoul, Korea

Pacific Horizon Holdings Co., Ltd.	2,632,208	5.0%
Younhji Bldg. 3 Fl. Chungdam-dong Gangnam-gu, Seoul, Korea
* Represents less than one percent.

Change in Control

As a result of the closing of the Share Exchange, the former shareholders of AIMMS now own 96% of the total outstanding shares of our capital stock.  Reference is made to the disclosure set forth above under this Item 2.01 of this report, which disclosure is incorporated herein by reference.

Directors and Executive Officers

Set forth below is information regarding our current directors and current executive officers.  Executive officers are elected annually by our board of directors. Each executive officer holds his office until he resigns or is removed by our board of directors or his successor is elected then qualified.  Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or resignation or removal. None of our current executive officers or directors, except for Zirk Engelbrecht, are residents of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.  There are no family relationships among members of our management or our board of directors.

Name	Position	Age	Held Position Since
Kyung Hoon Ahn*	Director and Joint Chief Executive Officer of AIMMS	44	January 2008
Zirk Engelbrecht	Director	51	February 2006
Young Jae Lee*	Director and Joint Chief Executive Officer of AIMMS	44	January 2008
Michael Levinsohn	Director and Chief Executive Officer of Satellite	45	January 2008
Sung Hwan Park	Director and Chairman of the Board	42	January 2008
* Messrs. Ahn and Lee, who serve as the joint chief executive officers of AIMMS, are expected to make a significant contribution to our business through their service to AIMMS.

Zirk Engelbrecht.  From February 2006 until January 8, 2008, Mr. Engelbrecht had served as chairman of our board of directors.  From December 7, 2006 until December 31, 2007, he also served our chief executive officer.  Mr. Engelbrecht is also the chief executive officer of WealthMakers, Ltd., a position he has held since January 1, 2007.  Mr. Engelbrecht also served as chairman and chief executive officer of Safari Associates, Inc. (OTC Bulleting Board: SFAR) until its acquisition by Power-Save Company in September 2006.  Since 2000, Mr. Engelbrecht has been the chairman and chief executive officer of the Aston Organization Ltd, a private equity firm.  Aston Organization is also one of our stockholders.  He has served as a member of Opus International LLC, a private equity and venture capital firm, since July 2000.  Mr. Engelbrecht served as chairman of Nutra Pharma Corp. (OTC BB: NPHC), from February 2001 to November 2002.

Sung Hwan Park.  Mr. Park is a director and the chairman of our board of directors.  Mr. Park has been involved with the management of AIMMS since February 21, 2007. Mr. Park is a prominent figure in the Korean venture capital and mergers and acquisitions. He has served as a fund manager for Nomura Securities and numerous other blue chip financial institutions. Mr. Park graduated from Waseda University in Japan and holds an MBA from Harvard Business School. Mr. Park served as a director for Human Intelligence Inc. from 2001 until February 2007.  Mr. Park also serves as a director for EcoPetro Co. Ltd. and Neowiz Inc as well as being the chairman of HI Group and Jungsoft Inc.

Young Jae Lee.  Mr. Lee is a director and since February 21, 2007, Mr. Lee has served, and is currently serving, as the chief executive officer of AIMMS.  Mr. Lee also served as the chief executive officer of HanilWorld, from 1999 to February 2007. HanilWorld is a leading manufacturer of products for the water purification industry. Mr. Lee is the vice-chairman of the Guro District Chamber of Commerce and Industry in Seoul and a director of Yonsei University Alumni Association. He holds a Masters degree in Economics from Yonsei University.

Kyung Hoon Ahn.  Mr. Ahn is a director and has been involved in project management and research development for AIMMS since February 21, 2007. Prior to joining AIMMS, Mr. Ahn was a senior researcher at ACNielsen and a senior manager with BBDO Dongbang, a leading advertising agency in Korea. Mr. Ahn was the former chief executive officer of Korea Database & Consulting Company and DB Interactive where he was the chief executive officer from October 1999 to June 2006. DB Interactive was recognized by the Korean government as the number one start up company in Korea in 2000. Mr. Ahn holds a BA degree in Business Administration from the Sogang School of Communications.

Michael Levinsohn.  Mr. Levinsohn is a director and our chief executive officer.  Mr. Levinsohn has been the Managing Director of Sterling Trust (Pty) Ltd. since March 1988.  Mr. Levinsohn is a co-founder of Webworks (Pty) Ltd., a leading developer and operator of customer relationship management and loyalty programs, and he was a director of Webworks from June 2000 to October 2002. Mr. Levinsohn is also currently a director of Carnoustie Investment Holdings (Pty) Ltd. and Digital Vouchers (Pty) Ltd.

Executive Compensation

Currently, we only have one executive officer, Mr. Michael Levinsohn, who serves as our chief executive officer.  Until Mr. Levinsohn's appointment, Mr. Zirk Engelbrecht served in that office, a position he held since December 2006.  AIMMS has two joint chief executive officers, Messrs. Kyung Hoon Ahn and Young Jae Lee.

We did not pay any compensation to our named executive officers during the fiscal years ended December 31, 2007 and December 31, 2006.  We did not have an employment agreement with its former chief executive officer, Mr. Engelbrecht, and did not compensate Mr. Engelbrecht for his services as chief executive officer.  We do not currently have an employment agreement with Mr. Levinsohn, our current chief executive officer, nor do we compensate him for his services as our chief executive officer.  However, we intend to enter into an employment agreement with him in the future.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2007.

Director Compensation

Other than the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during 2006, nor do we have any such compensation arrangements currently in place.  In the future, we may adopt a policy of paying directors a fee for their attendance at board and committee meetings.

We plan to enter into indemnification agreements with each of our directors (and our executive officers) on terms which we believe are reasonable and customary and comparable to those entered into by other publicly-traded companies in the United States.

Certain Relationships and Related Transactions and Director Independence

Related Transactions

On May 5, 2000, Satellite Security Systems, Inc. ("S3"), entered into an office lease for property owned by Dr. Harry E. Maas, a former member of its board of directors. The lease called for rent in the amount of $3,500 per month, which was accrued. In addition, Dr. Maas advanced cash and other services to S3.  The maximum amount owed to Dr. Maas for accrued rent, cash and other advances during 2005 was $3.2 million.  On July 15, 2005, in connection with the sale of a portion of his shares to Opus International, LLC, Dr. Maas agreed to eliminate the amount due under the advances in exchange for a $1.6 million promissory note issued by S3.  On July 25, 2005, S3 entered into an addendum to the office lease which increased the monthly rent to $5,000.  The office lease was terminated effective January 15, 2006. On July 9, 2006, S3 reached an agreement with Dr. Maas to accelerate repayment of the $1.6 million note. Under the agreement, Dr. Maas agreed to waive the requirement in the note which entitled him to 15% of the proceeds of our July 2006 financing transaction in exchange for payment to him in the amount of $300,000.  From December 2005 to until the transaction with our noteholders earlier this year, which is discussed below, S3 was our former subsidiary.  In accordance with the agreement with the noteholders, discussed below, all of S3's assets and liabilities were assumed by the noteholders with the transfer of 100% of S3's shares to the noteholders.

On February 16, 2006, we issued a convertible promissory note (the "Aston Note") to The Aston Organization Ltd ("Aston").  Aston, which beneficially owned 5% of our outstanding common stock as of March 31, 2007, is controlled by Zirk Engelbrecht, our current sole director and chief executive officer, and Steven Hallock, one of our former directors.  Under the terms of the Aston Note, we have the right to request advances from Aston from time to time up to an aggregate of $2,000,000. Borrowings under the Aston Note were due and payable on December 31, 2006.  In May 2006, Aston converted $96,000 outstanding under the Aston Note into 480,000 shares of our common stock.  On July 9, 2006, we entered into a Note Conversion and Lock-Up Agreement with Aston in which Aston agreed to convert the $1,035,200 of outstanding principal, accrued and unpaid interest and all other amounts due under the Aston Note into 9,410,909 shares of our common stock at a conversion rate of $0.11 per share, the current market price per share of common stock on that date.  As a result of such conversion, our obligations under the Aston Note were terminated.

On December 28, 2006, we reached an agreement with Ken Dixon, our former chief executive officer, in which Mr. Dixon forgave any and all amounts due him and released us from all claims known and unknown in exchange for the replacement of a lost stock certificate.  Accordingly, we wrote off $2,018 of accounts payable, $4,804 of accrued interest, $20,000 of loan payable and $44,074 of deferred compensation.

We engaged Workman Nydegger, a law firm, during 2006.  A relative of John Phillips, our former chief executive officer, is an employee and shareholder of Workman Nydegger.  During 2006, we paid a total of $205,213 in legal fees to Workman Nydegger.

As explained in greater detail in our previous filings with the SEC, including in our Current Report on Form 8-K filed with SEC on July 2, 2007, on June 29, 2007 we entered into the Noteholders Agreement with the Noteholders pursuant to which we agreed to consent to the Noteholders foreclosure on, and to transfer to the Noteholders, substantially all of our assets including the stock of our subsidiary entities.  In exchange, the Noteholders agreed to, among other things, convert all outstanding amounts due and all obligations under the Notes into an aggregate of 2,000,000 shares of our common stock, waive all breaches, defaults, penalties, accrued and unpaid interest, charges, fees and costs, and cancel all outstanding warrants issued to the Noteholders in connection with the Notes.  Further, in exchange for certain covenants of Mr. Engelbrecht with respect to the assumption of certain of the Company's liabilities, the performance of services for the Company and indemnification of the Company from certain liabilities, the Noteholders each agreed to reimburse Mr. Engelbrecht for certain expenses incurred in an amount up to $150,000 and to transfer to Mr. Engelbrecht or his designee 50% or 1,000,000 shares of the 2,000,000 shares of the Company's common stock issuable to the Noteholders upon conversion of the Notes.  In our Current Report on Form 8-K filed with the SEC on September 18, 2007, we reported that on September 14, 2007, the transactions contemplated under the Noteholders Agreement were consummated.

On November 30, 2007, we entered into the Exchange Agreement with AIMMS and all of AIMMS' stockholders.  We completed the transactions contemplated by the Exchange Agreement on December 31, 2007.  In connection with the Share Exchange, four individuals were appointed to our board of directors.  Under the terms of the Exchange Agreement we acquired the business of AIMMS through an acquisition of all of its outstanding stock from its stockholders.  In exchange we issued, in the aggregate, 50,000,000 shares of newly issued common stock to the AIMMS stockholders.  Immediately following the closing of the Share Exchange, AIMMS became our wholly owned subsidiary and the AIMMS stockholders owned approximately 96% of our outstanding stock.  At the closing, we issued shares of our common to the individuals being appointed to our board of directors in exchange for their shares of AIMMS stock.  See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," above.

Director Independence

Our board of directors currently consists of five members, Messrs. Ahn, Engelbrecht, Lee, Levinsohn and Park, none of which, other than Mr. Park, are currently considered independent under the definition of independence used by any national securities exchange or any inter-dealer quotation system.

Description of Securities

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, with amendments, all of which have been filed with the SEC.

Our authorized capital stock consists of 260,000,000 shares of capital stock, of which 250,000,000 shares are designated as common stock, par value $0.001 per share, and 10,000,000 shares of which are designated as "blank check" preferred stock, par value $0.001 per share.

Common Stock

The holders of shares of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. Holders of common stock do not have cumulative voting rights. The holders of our common stock are entitled to receive dividends when, and if declared by our board of directors from funds legally available for dividends. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock that we may designate and issue in the future.

We have reserved 20,000,000 shares of our common stock for issuance upon exercise or conversion of awards granted under our Satellite Security Corporation 2006 Equity Incentive Plan.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to issue up to 10,000,000 shares of one or more series of preferred stock, par value $0.001 per share. As of the date of this report, none of our preferred stock was issued and outstanding. In the event that the board of directors issues shares of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. Our board of directors may determine the voting rights, if any, of the series of any preferred stock being issued, including the right to:

•	vote separately or as a single class with the common stock and/or other series of preferred stock;
•	have more or less voting power per share than that possessed by the common stock or other series of preferred stock; and
•	vote on specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified event or condition.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control of our Company. These provisions are designed to reduce the vulnerability of our Company to an unsolicited proposal for a takeover.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions may also have the effect of preventing changes in our management.

If our Company liquidates, dissolves or winds up, the holders of our preferred stock may be entitled to receive preferential cash distributions fixed by our board of directors when creating the particular preferred stock series before the holders of our common stock are entitled to receive anything.

Preferred stock authorized by our board of directors could be redeemable or convertible into shares of any other class or series of our stock. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Our common stock trades publicly on the OTC Bulletin Board under the symbol "SLTS." The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports. This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

The following table sets forth the high and low bid prices per share of our common stock for the periods indicated as reported on the OTC Bulletin Board. We acquired our Satellite subsidiary on December 31, 2005. Consequently prices prior to that time were based on the operations of our predecessor.   We completed a 1 for 500 reverse stock split on August 18, 2007, prices are reflective of this stock split.

	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2007
Fourth Quarter	$10.25	$1.91
Third Quarter	10.50	2.00
Second Quarter	25.00	10.00
First Quarter	55.00	10.00

FISCAL YEAR ENDED DECEMBER 31, 2006
Fourth Quarter	$70.00	$30.00
Third Quarter	90.00	30.00
Second Quarter	200.00	40.00
First Quarter	255.00	130.00

The quotes represent inter-dealer prices, without adjustment for retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The trading volume of our securities fluctuates and may be limited during certain periods. As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders

Immediately following the issuance of our common stock in connection with the Share Exchange, there were 52,222,034 shares of common stock outstanding held by approximately 329 holders of record.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow our business.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth information as of December 31, 2007, with respect to compensation plans under which our common stock is authorized for issuance. The figures related to equity compensation plans approved by security holders relate to options granted under our 2006 Equity Incentive Plan, which was approved by our stockholders in April 2006.  We do not have any equity compensation plans not approved by our security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	-	$-	20,000,000

Legal Proceedings

In the course of business, the Company has been, and may continue to be, involved in various claims seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined. However, in the opinion of the Company's management, the ultimate liability for any legal claims currently pending against the Company will not have a material adverse affect on the Company's financial position, results of operations or cash flows.

Change in and Disagreements with Accountants

On May 17, 2007, we informed Tauber & Balser P.C. (“Tauber”) that Tauber was being dismissed as our principal accountants, effective immediately. The decision to dismiss Tauber was approved by our board of directors.

Tauber’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for a note indicating that there was substantial doubt as to our ability to continue as a going concern.

During the years ended December 31, 2005 and December 31, 2006, and in the subsequent interim period, there were: (i) no disagreements between the Company and Tauber on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tauber, would have caused Tauber to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

On May 17, 2007, we engaged Gruber & Company, LLC (“Gruber”) as our new principal accountants. The decision to engage Gruber was approved by our board of directors. Before engaging Gruber, we had not consulted Gruber regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Recent Sales of Unregistered Securities

Please see Item 3.02 of this report.

Indemnification of Directors and Officers

Pursuant to our articles of incorporation and bylaws, our officers and directors who may be made a party to any proceeding, including a law suit, because of his or her position, may be indemnified from personal liability. This indemnification includes payment of all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred in a civil, criminal or administrative proceeding. The indemnification is intended to be to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission (the "SEC"), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exchange, we acquired all of the outstanding capital stock of AIMMS in exchange for our issuance to the Sellers of 50,000,000 shares of our common stock. The issuance of our shares of common stock to the Sellers was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation S thereunder.  Each of the investors represented to us that the investor was a non-US person and represented to us the investor’s intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Immediately following the closing of the Exchange, we had 52,222,034 shares outstanding.  The Sellers own approximately 96% of our issued and outstanding shares of common stock.  The shares of our common stock issued to the Sellers will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In connection with the Share Exchange, there was a change of control as result of the issuance of the 50,000,000 shares of our common stock, which represented 96% of our outstanding common stock immediately following such issuance.  In addition, we appointed Sung Hwan Park, Young Jae Lee, Kyung Hoon Ahn and Michael Levinsohn, to our board of directors, effective as of January 8, 2008.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Upon the closing of the Share Exchange, Zirk Engelbrecht, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as our chief executive officer effective December 31, 2007.  We appointed Mr. Levinsohn as our chief executive officer effective as of January 1, 2008.

On January 8, 2007, in connection with the closing of the Share Exchange, Sung Hwan Park, Young Jae Lee, Kyung Hoon Ahn and Michael Levinsohn were each appointed to our board of directors.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of our acquisition of all of the outstanding capital stock of AIMMS and the Share Exchange, as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Appended to this report are the audited financial statements of AIMMS for the nine months ended September 30, 2007.

(b) Unaudited pro forma condensed combined Balance Sheet of Satellite and its subsidiaries for the nine months ended September 30, 2007.  Proforma income statements are not presented since the continuing company in the reverse merger had no transactions during the previous year.

(c) Exhibits

Exhibit No.	Description
2.1
Share Exchange Agreement dated as of November 30, 2007, by and among Satellite Security Corporation, a Nevada corporation, AIMMS Co., Ltd., a Korean corporation, and the holders of the outstanding common stock of AIMMS Co., Ltd., identified on the signature pages hereto (1)

(1) Incorporated by reference to the Current Report on Form 8-K filed on December 4, 2007

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

SATELLITE SECURITY CORPORATION
Registrant

January 16, 2008	By:	/s/ Michael Levinsohn
Michael Levinsohn, Chief Executive Officer
As Principal Executive Officer and on behalf of Registrant

AIMMS CO., LTD.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
  AIMMS Co., Ltd.

We have audited the balance sheet of AIMMS Co., Ltd. (a development stage company) as of September 30, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the period February 7, 2007 (date of inception) through September 30, 2007.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Company as of September 30, 2007 and the results of its operations, cash flows and changes in stockholders’ equity for the period February 7, 2007 (date of inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 13 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  Management’s plan in regard to these matters are also described in Note 13.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC

Lake Saint Louis, Missouri
January 8, 2008

AIMMS CO., LTD.
BALANCE SHEET
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	United States	South Korean
	Dollars	Won

Assets

Current assets
Cash and cash equivalents	$28,621	$26,174,351
Accounts receivable	5,318	4,863,380
Prepayments	3,510	3,210,000
Loan to related party	2,843	2,600,000
Total current assets	40,293	36,847,731

Property and equipment, net	825,042	754,503,756
Software, net of accumulated amortization	1,131,307	1,034,583,721
Deposits	33,461	30,600,000

Total assets	$2,030,102	$1,856,535,208

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued expenses	$59,753	$54,643,825
Advances from related parties	76,544	70,000,000
Total current liabilities	136,297	124,643,825

Notes payable	1,253,140	1,146,000,000
Total liabilities	1,389,437	1,270,643,825

Stockholders' equity
Common stock, 16,000,000 shares authorized, par value $.5467 (500 South Korean Won), 1,862,000 shares issued and outstanding	1,018,039	931,000,000
Other comprehensive loss	(3,033)	--
Deficit accumulated during the development stage	(374,341)	(345,108,617)
Total stockholders' equity	640,665	585,891,383

Total liabilities and stockholders' equity	$2,030,102	$1,856,535,208

The accompanying notes are an integral part of these consolidated financial statements.

AIMMS CO., LTD.
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	For the period February 17, 2007
	through Sepember 30, 2007
	United States	South Korean
	Dollars	Won

Revenues	$115,214	$106,899,545

Expenses
Depreciation and amortization	129,542	118,466,160
Salaries, wages and benefits	102,080	94,713,114
Commissions and fees	101,519	94,192,913
Occupancy expenses	48,125	44,651,959
Interest expense	36,736	33,595,072
Supplies and server maintenance	16,159	14,992,606
Research and development	5,389	5,000,000
Taxes and dues	18,219	16,904,200
Freight expense	6,668	6,186,500
Other expenses	24,458	22,693,163

Total expenses	488,895	451,395,687

Operating loss	(373,680)	(344,496,142)

Other expenese, net of other income	(660)	(612,475)

Net loss	$(374,341)	$(345,108,617)

Basic and diluted loss per common share	(0.201)	(185.343)

Weighted average number of common shares used in per share calculations	1,862,000	1,862,000

The accompanying notes are an integral part of these consolidated financial statements.

AIMMS CO., LTD.
STATEMENT OF SHAREHOLDER EQUITY
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	Common Shares Outstanding	Common Stock	Other Comprehensive Loss	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Common shares issued for cash	400,000	$218,698	$-	$-	$218,698

Common shares issued for equipment	1,462,000	799,341	-	-	799,341

Currency exchange loss	-	-	(3,033	-	(3,033)

Net loss for the period February 7, 2007 through September 30, 2007	-	-	-	(374,341)	(374,341)

Balance, September 30, 2007	1,862,000	$1,018,039	$(3,033	$(374,341)	$640,665

The accompanying notes are an integral part of these consolidated financial statements.

AIMMS CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	For the period February 17, 2007
	through Sepember 30, 2007
	United States	South Korean
	Dollars	Won
Cash flows used for operating activities
Net loss	(374,341)	(345,108,617)
Adjustments to reconcile net loss to net cash provide by operating activities:
Depreciation and amortization	129,542	118,466,160
Other comprehensive loss	(3,033)	--
Changes in operating assets and liabilities
Increase in accounts receivable	(5,318)	(4,863,380)
Increase in prepayments	(3,510)	(3,210,000)
Increase in accounts payable and accrued expenses	59,753	54,643,825

Cash flows used for operating activities	(196,907)	(180,072,012)

Cash flows from financing activities
Advances from related parties	76,544	70,000,000
Proceeds from issuance of common stock	218,698	200,000,000

Cash flows from financing activities	295,242	270,000,000

Cash flows from investing activities
Purchase of property and equipment	(33,410)	(30,553,637)
Increase in deposits	(33,461)	(30,600,000)
Loan to related party	(2,843)	(2,600,000)

Cash flows from investing activities	(69,714)	(63,753,637)

Increase in cash and cash equivalents	28,621	26,174,351

Cash and cash equivalents - Beginning of period	-	-

Cash and cash equivalents - End of period	28,621	26,174,351

Supplemental disclosures regarding cash flows
Interest paid	-	-
Income taxes paid	-	-

Non-cash financing activities
Goodwill acquired through issuance of long term debt	1,253,140	1,146,000,000
Common stock issued in exchange for property and equipment	799,341	731,000,000

The accompanying notes are an integral part of these consolidated financial statements.

AIMMS Co., Ltd.
Notes to Financial Statements
Nine Months Ended September 30, 2007

Note 1- The Company and Basis of Presentation

The Company

The Company was founded in 1998 as Korea Data Base & Consulting Co., Ltd.  On February 16, 2007 the Articles of Incorporation were amended and the name of the Company was changed to AIMMS Co., Ltd.  The Company provides marketing communications and interactive mobile marketing technology.

Since the Company has had minimal operations since its’ founding in 1998, the accompanying financial statements have been prepared with the Company reporting as a development stage enterprise.

Basis of Presentation

The official accounting records of the Company are expressed in Korean Won and are maintained in accordance with the relevant laws and regulations of the Republic of Korea.  The accounting principles and reporting practices followed by the Company and generally accepted in Korea (“Korean GAAP”) may differ in certain respects from accounting principles and reporting practices generally accepted in the United States.  To conform more closely to presentations customary in filings with the Securities and Exchange Commission of the United States of America, the accompanying financial statements have been restructured and translated into English for the convenience of the readers of financial statements.  The conversion into U.S. dollars was made at the rate of W928.52 to US$1 effective as of the last business day of the initial period ended September 30, 2007.  Such conversion into U.S. dollars should not be construed as representations that the Korean Won amounts could be converted into U.S. dollars at the above or any other rate.

Note 2-Summary of Significant Accounting Policies

Use of Estimates

In preparing consolidated financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2007, the Company did not have any cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major renewals and betterments, which prolong the useful life or enhance the value of assets, are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred.

Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold properties, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less.

The estimated useful lives are as follows:

Office equipment	5 years
Computer equipment	5 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

 Intangible Assets

Intangible assets are stated at cost less amortization computed using the straight-line method over useful lives.

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year.  Capitalized internal-use software costs are amortized using the straight-line method over six years and are recorded in intangible assets.

 Impairment of Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized.  As of September 30, 2007, no impairment loss has been recognized.

Income Taxes

Income tax expense is determined by adding or deducting the total income tax and surtaxes to be paid for the current period and the changes in deferred income tax assets and liabilities.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profits.  Deferred tax liabilities are generally recognized for all taxable temporary differences with some exceptions and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which the deductible temporary differences can be utilized.  The carrying amount of deferred tax assets is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the assets to be recovered.  Deferred income tax assets and liabilities are classified into current and non-current based on the classification of related assets or liabilities for financial reporting purposes.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Foreign Currency Transactions

The Company’s functional currency is the Korean won and its reporting currency is U.S. dollars. The Company’s consolidated, balance sheet accounts are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise.  Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts and other receivables, accounts payable, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying amounts of long-term loans approximate fair value as the interest on these loans is minimal.

Earnings/(Losses) Per Share

Basic losses per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments.

Research and Development Costs

The Company charges substantially all research and development costs to expense as incurred.  The Company incurred internal research and development costs of $5,389 (W5,000,000) for the initial period ended September 30, 2007.

Stock-Based Compensation

In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

The Company has adopted SFAS No. 123(R)'s fair value method of accounting for share based payments. Accordingly, the adoption of SFAS No. 123(R)'s fair value method may have a significant impact on the Company's results of operations as we are required to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS No. 123(R) permits public companies to adopt its requirements using either the "modified prospective" method or the "modified retrospective" method.

The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

 New Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4”, (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.  This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle.  This statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity.  This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.  The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements”.  SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting For Servicing of Financial Assets” this

Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities.  This Statement:

•	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
•	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
•	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.
•
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

•
Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).

This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

 Provisions, Contingent Liabilities and Contingent Assets

The Company recognizes a provision when 1) it has a present obligation as a result of a past event, 2) it is probable that a disbursement of economic resources will be required to settle the obligation, and 3) a reliable estimate can be made of the amount of the obligation.  When a possible range of loss in connection with a probable loss contingency as of the balance sheet date is estimable with reasonable certainty, and some amount within that range appears at the time to be a better estimate than any other amount within the range, the Company accrues such amount.  When no amount within the range appears to be a better estimate than any other amount, the minimum amount in that range is recorded.

The Company does not recognize the following contingent obligations as liabilities:

•	Possible obligations related to past events, for which the existence of a liability can only be confirmed upon occurrence of uncertain future event or events outside the control of the Company.
•
Present obligations arising out of past events or transactions, for which 1) a disbursement of economic resources to fulfill such obligations is not probable or 2) a disbursement of economic resources is probable, but the related amount cannot be reasonably estimated.

In addition, the Company does not recognize potential assets related to past events or transactions, for which the existence of an asset or future benefit can only be confirmed upon occurrence of uncertain future event or events outside the control of the Company.

Note 3- Plant and Equipment, net

Nine Months Ended September 30, 2007
US$
Cost
Office equipment	23,978
Computer equipment	808,773

832,751
Accumulated depreciation
Office equipment	1,071
Computer equipment	6,638

7,709
Carrying value
Office equipment	22,907
Computer equipment	802,135

825,042

Depreciation expense for the nine month period ended September 30, 2007 was approximately $7,709.

The Company purchased computer equipment from a related party, and the Company’s major shareholder during September, 2007.  The purchase price of $799,340 was based on a third-party valuation obtained by the Company.  The Company issued 1,462,000 shares of its common stock (78.5% of total issued and outstanding stock) as payment for the computer equipment.

Note 4- Intangible Assets, net

Intangible assets consists of :

Nine Months Ended September 30, 2007
US$
Cost
Software	1,253,140

Less – Accumulated amortization	121,833

1,131,307

The Company purchased software from a related party, and the Company’s major shareholder during March, 2007. The software is proprietary and is used in the mobile membership marketing services, customized data base services, data indexed services and online marketing and promotional services to its customers.  The purchase price of $1,253,140 was based on a third-party valuation obtained by the Company.  The Company issued a note payable in the amount of $1,253,140 payable in five equal annual installments beginning in December, 2008.  The note bears interest at the rate of 5%.

The Company evaluates the recoverability of capitalized purchased software based on estimated future gross revenues reduced by the estimated costs of completing the products and of performing maintenance and customer support.  If the Company’s gross revenues were to be significantly less than its estimates, the net realizable value of the Company’s capitalized purchased software would be impaired, which could result in the write-off of all or a portion of the unamortized balance of such capitalized purchased software.

Amortization expense for the nine month period ended September 30, 2007 amounted to approximately $121,833. The estimated amortization expenses for the five years ending December 31, 2007, 2008, 2009, 2010 and 2011 amounts to approximately $208,857, $208,857, $ 208,857, $ 208,857 and $ 208,857, respectively.

Note 5-Loans to Related Party

The Company has a short term loan receivable from a related party, a Director of the Company.  On September 18, the Company loaned the Director $2,843 due on September 17, 2008 and bearing 9% interest.  The loan is secured by the Director’s salary.

Note 6-Notes Payable

The Company acquired software in the amount of US$ 1,253,140 (Korean Won 1,146,000,000) on March 2, 2007 by the issuance of a long-term note payable.  The note is due to Hyundai Qsys, a related party in five annual installments in the amount of US$ 250,628 plus interest at 5% per annum beginning in December, 2008.

The repayment schedule of the long-term note payable at September 30, 2007 is as follows (in US$):

Year ending December 31,	Amount

2008	$250,628
2009	250,628
2010	250,628
2011	250,628
2012	250,628
$1,253,140

Note 7-Leases

The Company is obligated under operating lease agreements for the rental of certain office facilities and equipment.

At September 30, 2007, the future minimum annual lease payments for operating leases were as follows:

Operating Leases

	Office Facilities	Office Equipment	Vehicle	Total

October 1, through December 31, 2007	$16,648	$755	$1,312	$18,751
January 1, through December 31, 2008	11,123	3,018	-	3,018
January 1, through December 31, 2009	-	3,018	-	3,018
January 1, through December 31, 2010	-	543	-	543

	$27,807	$7,334	$1,312	$36,453

Note 8-Common Stock

On March 2, 2007, the Company issued 400,000 shares of its common stock for cash in the amount of $218,698.

On September 18, 2007, the Company issued 1,462,000 shares of its common stock in exchange for computer hardware valued by a third-party at $799,340.

Note 9-Income Taxes

The Company is subject to Korean Income Tax on an entity basis on income arising in, or derived from, the tax jurisdiction in which they operated.  Pursuant to the Korean Income Tax Laws, the prevailing statutory rate of income tax is 27%.  As of September 30, 2007, the Company was in a tax loss position.

Note 10-Retirement and Welfare Benefits

The Company has no retirement plans or post-employment benefit for its employees.

Note 11-Related Party Transactions

As of September 30, 2007, and for the nine month period then ended, the Company has the following transactions and balances with related parties.

The Company purchased computer hardware from its major shareholder totaling $799,340 in exchange for 1,462,000 shares of its common stock.

The Company purchased software from its major shareholder totaling $1,253,140 through the issuance of a note payable due in five equal annual installments beginning December, 2008 payable at 5% interest.  As of September 30, 2007, interest accrued on the note payable totaled $36,736.

The Company loaned a Director of the Company $2,843 due on September 17, 2008 with 9% interest.

An office of the Company advanced $76,544 for operating expenses.

Note 12-Concentrations and Credit Risk

The Company operates principally in South Korea and grants credit to its customers in this geographic region.  Although South Korea is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, accounts receivable and accounts payable.

For the nine month period ended September 30, 2007, the Company had four customers who  accounted for 100% of total sales.

The Company does not require collateral to support financial instruments that are subject to credit risk.

Note 13-Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the financial statements, during the period from February 17, 2007 through September 30, 2007 the Company incurred losses from operations of US$374,341.  In addition, the Company had a working capital deficit of $96,004 at September 30, 2007.  The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 14-Subsequent Event

On December 6, 2007, the Company signed a share exchange agreement (“the agreement”) with Satellite Security Corporation, (“SLTS”) a U.S. corporation traded on the over-the-counter market.  The agreement provides that SLTS will exchange 50,000,000 newly issued shares of its stock at a ratio of 26.85 shares for every one share of the Company.  The exchange agreement is non-binding and is subject to standard closing conditions.

SATELLITE SECURITY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2007

	Satellite Security Corporation (A)	AIMMS Co., Ltd. (B)	Proforma Adjustments		Satellite Security Corporation Proforma
Assets

Current Assets
Cash and cash equivalents	$0	$28,621	$0		$28,621
Accounts receivable, net of allowance for doubtful accounts	-	5,318	-		5,318
Subscription receivable	53,606	-	(53,606	) C	-
Other current assets	-	6,353	-		6,353
Total Current Assets	53,606	40,292	(53,606)		40,292

Property and equipment, net	-	825,042	-		825,042

Other Assets
Software, net of accumulated amortization	-	1,131,307	-		1,131,307
Deposits	-	33,461	-		33,461
Total Other Assets	-	1,164,768	-		1,164,768

Total Assets	$53,606	$2,030,102	$(53,606)		$2,030,102

Liabilities and Shareholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$0	$59,753	$0		$59,753
Advances from related parties	-	76,544	-		76,544
Total Current Liabilities	-	136,297	-		136,297

Non-Current Liabilities
Notes payable	-	1,253,140	-		1,253,140
Total Non-Current Liabilities	-	1,253,140	-		1,253,140

Total Liabilities	-	1,389,437	-		1,389,437

Shareholders' Equity
Common stock, $0.001 par value
Authorized - 250,000,000 shares
Issued and outstanding - 52,222,034 shares	2,222	1,018,039	(968,039	) C	52,222
Common stock subscribed - 53,762 Shares at 9/30 Value of $10.01	22	-	-		22
Additional paid-in capital	10,370,544	-	(9,516,024	) C	854,520
Premium on common stock subscribed	218,487	-	-		218,487
Accumulated Deficit	(10,537,669)	(377,374)	10,537,669	C	(377,374)
Total Shareholders' Equity	53,606	640,665	53,606		747,877

Total Liabilities and Shareholders' Equity	$53,606	$2,030,102	$53,606		$2,137,314

A) Represents Satellite Security Corporation Balance Sheet as reported on Form 10Q-SB on November 19, 2007
B) Represents the audited Balance Sheet for AIMMS Co., Ltd. on a stand alone basis.
C) Entry to effect the recapitalization upon the reverse merger with the continuing company

Pro-forma income statements are not presented since the continuing company in the reverse merger had no transactions during the previous year